Exhibit 2.n.(iii)



                          INDEPENDENT AUDITORS' CONSENT



To the Board of Trustees of Mandatory Common Exchange
Trust:

We consent to the use in this Registration Statement on Form N-2 of our report dated September 11, 1997 relating to the Mandatory Common Exchange Trust appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New York, New York
September 11, 1997